UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
April 22, 2013

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

        Certain portions of our press release dated April 22, 2013, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein and are filed pursuant to this Item 2.02. They are as follows:

  Portions of the first paragraph and the entire second paragraph (table) relating to net sales for the first quarter ended March 31, 2013
  The third paragraph relating to net sales of European operations for the first quarter ended March 31, 2013
  Portions of the fourth paragraph relating to net sales of United States operations for the first quarter ended March 31, 2013.

Item 7.01 Regulation FD Disclosure.

        Certain portions of our press release dated April 22, 2013, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

  Portions of the first paragraph relating to plans to release results
  Portions of the fourth paragraph relating to plans for Dunhill
  The fifth paragraph relating to 2013 guidance
  The seventh paragraph relating to forward looking information
  Portions of the third paragraph and the eighth paragraph relating to Regulation G, Conditions of Use of Non-GAAP Financial Measures
  The balance of such press release not otherwise incorporated by reference in Item 2.02.

Item 9.01 Financial Statements and Exhibits.

        99.1 Our press release dated April 22, 2013.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: April 22, 2013

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President